UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 48th Floor
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On June 6, 2023, MFA Financial, Inc. (together with its subsidiaries, the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company's stockholders approved the Company’s Equity Compensation Plan (the “Equity Compensation Plan”), which is an amendment and restatement of the Company’s previous equity compensation plan.  The Equity Compensation Plan became effective upon the approval of the Company’s stockholders at the Annual Meeting (see Item 5.07 below).

The Equity Compensation Plan is intended to provide incentives to key officers and employees and directors of the Company and others expected to provide significant services to the Company to encourage a proprietary interest in the Company, to retain current employees and attract new employees to the Company and to provide additional incentives to others to increase their efforts in providing significant services to the Company.

A description of the material terms of the Equity Compensation Plan is included in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 24, 2023, under the heading “4. Approval of the MFA Financial, Inc. Equity Compensation Plan, as Amended and Restated” and is incorporated herein by reference. A copy of the Equity Compensation Plan, which is attached to the Proxy Statement as Appendix B, is filed as Exhibit 10.1 to this Form 8-K and is also incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

As indicated above, on June 6, 2023, MFA Financial, Inc. (the “Company”) held its Annual Meeting. The Annual Meeting was held for the purpose of: (i) electing two Class I directors to serve on the Board until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify; (ii) considering and voting on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) considering and voting on an advisory (non-binding) resolution to approve the Company’s executive compensation; (iv) considering and voting on the Company’s Equity Compensation Plan; and (v) considering and voting on an advisory (non-binding) proposal regarding the frequency of the advisory (non-binding) vote on the Company’s executive compensation.

As disclosed in the Company’s proxy statement, dated April 24, 2023, as of April 10, 2023 (the record date for stockholders of the Company entitled to notice of and to vote at the Annual Meeting), the Company had issued and outstanding 101,912,357 shares of common stock, each of which was entitled to one vote at the Annual Meeting. A quorum of 76,076,397 shares of common stock of the Company, which represented approximately 74.65% of the issued and outstanding shares of common stock, was present in person or by proxy at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1. The two nominees for election to the Board were elected to serve on the Board until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify, based on the following votes:

Name of Class I Nominee	For	Against	Abstain	Broker Non-Votes
Laurie S. Goodman	50,464,923	2,650,544	162,804	22,798,126

Richard C. Wald	51,888,356	1,230,381	159,534	22,798,126

As indicated above, each of the nominees for director received over a majority of votes cast on a per director basis, and therefore, each of the nominees has been duly elected to serve as a Class I director of the Company.

Proposal 2. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, was approved, based on the following votes:

For	Against	Abstentions
74,544,999	1,025,240	506,158

Proposal 3. The proposal to consider, on an advisory (non-binding) basis, the Company’s executive compensation was approved, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
50,844,661	2,080,159	353,451	22,798,126

Proposal 4. The proposal to consider the Company’s Equity Compensation Plan (which amended and restated of the Company’s previous equity compensation plan) was approved, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
50,713,385	2,198,266	366,620	22,798,126

Proposal 5. The advisory (non-binding) recommendation of the frequency of future votes on MFA’s executive compensation received the following votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
52,287,583	248,758	465,827	276,103	22,798,126

Based upon the voting results set forth above under Proposal 5, the Board has determined, based on the recommendation of its Compensation Committee, that future advisory (non-binding) votes on MFA’s executive compensation will be submitted to stockholders on an annual basis.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	MFA Financial, Inc. Equity Compensation Plan

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and General Counsel

Date: June 8, 2023

EXHIBIT INDEX

Exhibit No.	Description

10.1	MFA Financial, Inc. Equity Compensation Plan

104	Cover Page Interactive Data File (formatted as Inline XBRL)